Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Provides Fiscal Fourth Quarter Estimates

Sunnyvale, CA (April 20, 2010) - Supertex, Inc. (NASDAQ GS: SUPX) today announced that it estimates sales for the fourth fiscal quarter, ended April 3, 2010, to be in the range of $20,300,000 to $20,700,000. This represents a sequential increase of 21.3% to 23.7% from the third fiscal quarter sales of $16,735,000, and an approximately 11% increase over previous sales guidance of $18,100,000 to $18,700,000. Gross margin may be slightly lower than the third fiscal quarter because substantial amounts of higher cost inventory built during previous periods of lower wafer fab capacity utilization were sold during the fourth quarter. The Company would expect improvement in gross margin corresponding to the significantly increased wafer fab capacity utilization in the fourth fiscal quarter to be realized in future quarters.

The Company intends to issue its fiscal 2010 earnings release as scheduled on May 12, 2010, and to host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on May 12, 2010, following issuance of the earnings release.  Dr. Henry C. Pao, President and Chief Executive Officer, and other management team members will present an overview and analysis of the fourth fiscal quarter and fiscal year-end results, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-894-5910 (domestic) or 785-424-1052 (toll, international) before the scheduled start time. A recorded replay will be available for 30 days immediately following the conference call until 11:59 P.M. EDT, June 11, 2010 at 800-388-5895 (domestic) and 402-220-1110 (toll, international).

Forward-Looking Statements:

All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which are subject to uncertainties that are difficult to predict, and upon our goals and objectives, which may change. As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Forward-looking statements made in this release include our expected fourth quarter revenues and our beliefs about our fourth quarter and future gross margins and the rationales for such beliefs. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our distributor product resale and OEM hub inventory draw-down are as we anticipate for the quarter, our not discovering any unexpected expenses as we close the books for the quarter, and our auditors confirming our accounting treatment of various matters as well as the risk factors detailed in the company's Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company's actual results for the quarter ended April 3, 2010, and its future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage analog and mixed signal products for use in the medical, LED lighting, imaging, industrial and telecommunications industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.